UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                              Amendment No. 1 to

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
    PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934


                           Big Time Acquisition, Inc.
             ----------------------------------------------------
             (Exact Name of Small Business Issuer in its Charter)

                       Commission file number 000-54159
                       ---------------------------------

            Delaware                                 27-3291226
   ----------------------------              ---------------------------------
   (State or other jurisdiction              (IRS Employer Identification No.)
 of incorporation or organization)

                          780 Reservoir Avenue, #123
                            Cranston,RI 02910
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                Scot Scheer
                          780 Reservoir Avenue, #123
                            Cranston, RI 02910
                            Telephone: (401)641-0405

             ----------------------------------------------------
             (Registrant's telephone number, including area code)

          Securities to be Registered Under Section 12(b) of the Act:

                                     None

          Securities to be Registered Under Section 12(g) of the Act:

                        COMMON STOCK, PAR VALUE $0.0001
                        -------------------------------
                               (Title of Class)


Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                               Accelerated filer [ ]
Non-accelerated filer   [ ]                       Smaller reporting company [X]
(Do not check if a smaller reporting company)


PART I

ITEM 1. DESCRIPTION OF BUSINESS.

a.	Business Development

Big Time Acquisition, Inc. ("we", "us", "our", the "Company" or the "Registrant")was incorporated in the State of Delaware on August 17, 2010. Since inception, which was August 17, 2010, the Company has been primarily engaged in organizational efforts. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. As of the most recent audited period, the Company has generated no revenues, or earnings from operations, possess no significant assets or financial resources and has no cash on hand. The Independent Auditor's Report to the Comapny's financial statements for the period ended August 31, 2010 included in this Form 10, expresses substantial doubt about the Company's ability to continue as a going concern. The Company's average monthly burn rate since inception is approximately One Hundred Dollars,

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($100)per month which is presently paid for by the existing Company's shareholders as a capital contribution.
The Company expects the average monthly burn rate to increase because of the expenses in complying with the reporting requirements of the Securities Exchange Act of 1934 and the substantial cost for accountants, attorneys, and others. The Company estimates these expenses to be Five Thousand Dollars,($5000.00)annually. Futhermore,The Company estimates the costs relating to consumating an acquisition to be approximately Ten Thousand Dollars, (10,000.00). The Company believes it will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by our existing shareholders or other investors. If we enter into a business combination with a target entity, we will require the target company to pay the acquistion related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our shareholders or other investors regarding funding and we have no funding commitment or written agreement for future expenses has been obtained. If our existing shareholders do not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine. In the event that our shareholders fail to provide us with ongoing financial support and additional funding for our business operations, we may have to cease operations. The Company selected August 31 as its fiscal year end.


b.	Business of Issuer

The Company, based on proposed business activities, is a "blank check" company.The U.S. Securities and Exchange Commission (the "SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies."
Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a "shell company," because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management,(consisting solely of Mr. Scot Scheer at the present) does not intend to undertake any efforts to cause a market to develop in our securities,either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of Scot A. Scheer, the sole officer and director of the Company. Mr. Scheer is the only person serving in a management capacity for the Company. As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Company will consider the following kinds of factors when analying potential acquisition targets:

   a.Potential for growth, indicated by new technology, anticipated market expansion or new products;


   b. Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;


   c. Strength and diversity of management either in place or scheduled for recruitment;


   d. Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

   e. The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

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   f.The extent to which the business opportunity can be advanced;

   g. The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

   h.Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management(consisting solely of Mr. Scheer at the present) will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

 FORM OF ACQUISITION

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.

 In Addition, depending upon the transaction, the Company's current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all, or a majority, of the Company's directors (Mr. Scheer is the sole officer and director at the present) may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition or a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management(consisting solely of Mr. Scheer at the present) will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management consisting solely of Mr. Scheer at the present. Our sole officer and director Mr. Scheer is engaged in outside business activities and anticipate that he will devote to our business very limited time, approximately five (5)hours per week until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

a.	Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

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(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

 ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow. As of this date of this registration statement, the cash balance in our treasury is zero dollars,($0).The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:


(i)
filing of Exchange Act reports,(legal,accounting and auditing fees) in the amount of approximately Five Thousand Dollars, ($5,000.00) and


(ii)
consummating an acquisition in the amount of approximately Ten Thousand Dollars, ($10,000.00) to pay for legal fees and audit fees.

The Company believes it will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by our existing shareholders or other investors. If we enter into a business combination with a target entity, we will require the target company to pay the acquistion related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our shareholders or other investors regarding funding and we have no funding commitment or written agreement for future expenses has been obtained. If our existing shareholders do not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine. In the event that our shareholders fail to provide us with ongoing financial support and additional funding for our business operations, we may have to cease operations.

We are in the development stage and have negative working capital, negative stockholders' equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting its efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties, may be in bankruptcy and is in need of additional capital. In the alternative,a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our sole officer and director Mr. Scot Scheer has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company, presently in or out of bankruptcy, or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition,

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we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management(consisting solely of Mr. Scheer at the present) will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

 RISK FACTORS

Current Economic Conditions may preclude us from entering into a merger or acquisition and obtaining funding.

Current Economic conditions and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses,reduced consumer confidence and increased unemployment have caused a global slow-down. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

Lack of diversification due to high probability that we will be able only to effect only one business combination.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We may incur additional costs of being a public company due to the difficulties of establishing and maintaining acceptable internal controls over financial reporting reporting with no full time or part-time employees, the expenses of being a reporting company pursuant to the Exchange Act of 1934 and the liability provisions of the Exchange Act of 1934.

The Company has not established sufficient internal controls over financial reporting because the Company has no operations and no revenues from operations.Therefore,these costs are estimated to be zero, as we do not currently plan to implement a robust control initiative given our lack of positive cash flow from operations and inherent risk of segregation of duties. If the Company were to attempt to mediate some of ourduties or issues and achieve effective internal controls, we currently do not have adequate funding to implement such an initiative and therefore do not plan to implement this initiative.

The expenses of periodic reporting requirements, such as audits and reviews, are estimated to be five thousand dollars,($5,000.00) annually. If necessary, the Company will consider various options for paying these expenses, including payment from funds in our treasury, if any, but no certain funding for these expenses has been obtained. Among possible funding options, the Company may consider, if necessary are loans, or investments in the Company by our current stockholders or other investors. If necessary, the Company will consider these and other yet to be identified options for raising funds and paying these expenses. No assurances can be given that the Company will be successful in raising funds, if fundraising becomes necessary.

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There may be conflicts of interest between our management and our non-
management stockholders and management may have incentives to act adversely to the non-management stockholders.

Conflicts of interest create the risk that management(consisting solely of Mr. Scheer at the present) may have an incentive to act adversely to the interests of our stockholders. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. In addition, management(consisting solely of Mr. Scheer at the present) is currently involved with other blank check companies and conflicts in the pursuit of business combinations with such other blank check companies with which he is, and may in the future be, affiliated with may arise. If we and the other blank check companies that Mr. Scheer is affiliated with desire to take advantage of the same opportunity, then Mr.Scheer will arbitrarily determine the company that will be entitled to proceed with the proposed transaction.

Our business is difficult to evaluate because we have no operating business and our shareholders will not know what business we will enter into until we effectuate a transaction.

As we have no operating history or revenue and only minimal assets, our Independent Auditors report expresses substantial doubt about our ability to continue as a going concern and consumating a business combination.
We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management and as a non-trading company we are a competitive disadvantage to some of our competitors and may reduce the likelihood of us consummating a deal.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are a development stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated on August 17, 2010 and are considered to be in the development stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction and there is no guarantee that we will be able to negotiate a transaction that will benefit our shareholders.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management(consisting solely of Mr. Scheer at the present) has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

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Management(consisting solely of Mr. Scheer at the present)is engaged in outside business activities and anticipates that he will devote approximately five (5)hours per week until the acquisition of a successful business opportunity has been identified which may adversely impact our ability to identify a suitable acquisition candidate.

Our sole officer and director, Scot Scheer has not entered into any written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the "Securities Act"). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the fact that we will need to file a resale registration statement to create liquidity in our common stock.

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Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalizaiton of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 underthe Securities Act ("Rule 415"), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the Issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the Issuer.
It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of the such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors.
Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but the SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company. The SEC may require as a condition to the declaration of effectiveness of a resale registration that we reduce or "cut back" the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder's liquidity in our common stock maybe adversely affected in the event the SEC requires a cut back of the securities as a conditon to allow the Company to rely on Rule 415 with respect to a resale registration statement,or,if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock and if we do not pay dividends in the future then our shareholders can only benefit from their shares by selling such stock either in the public market place or in a private transaction.

We have never paid dividends on our common stock and do not presently intend to pay any dividends but we may decide to in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations.
We may not realize any revenue unless and until we successfully merge with or acquire an operating business.We will in all liklihood, sustain expenses and costs related to accounting, the filing of Exchange Act reports,and consumating a business combination without corresponding revenues, at least until the consummation of a business combination. This lack of operations and revenues may result in us incurring a net loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. Because of our lack of profits and possible increasing net losses and lacking operations, target business opportunities may decide to forgo a business combination with us. Our financial position having no significant assets, zero dollars in the treasury, limited financial resources and no revenue, raises substantial doubt about our ability to continue as a going concern. The lack of a market for our common equity securities precludes us from raising capital in the equity markets, until shares of our common stock are registered pursuant to, or exempt from registration under the Securities Act; and any other applicable federal or state securties laws or regulations may also preclude us from successfully raising capital and improving our financial position. Target firms that might consider a merger or a public corporation, may decide to forgo such a business combination with us because of our lack of of operations and access to affordable capital. Our financial position and current economic volatility may prevent us from identifying and pursuing a business combination with a target company seeking these benefits and funding sources.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of blank check preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without minority stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors(consisting solely of Mr. Scheer at the present) has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our principal stockholders may engage in a transaction to cause us to repurchase their shares of common stock.

In order to provide an interest in us to a third party, our control stockholders may choose to cause us to sell our securities to one or more third parties, with the proceeds of such sale(s) being utilized by us to repurchase shares of common stock held by them. As a result of such transaction(s), our management, principal stockholders and Board of Directors (our Board consists solely of Mr. Scheer at the present) may change.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Our shares may be subject to the "penny stock" rules, following such a reverse merger transaction which might subject you to restrictions on marketability and may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on the price of our common stock and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price. Your investment could be a partial or complete loss.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange and therefore it is possible that our stockholders will not be able to liquidate their investment in our stock and we may not have access to capital available to companies trading on these exchanges.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the NYSE Amex Equities, formerly known as the American
Stock Exchange (AMEX). However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.However, there can be no assurance that we will be eligible to trade on the OTC Bulletin
Board after a business combination. In addition,we will need a market maker for quotation on the OTC Bulletin Board and there is no assurance that a market maker will be obtained. or that an active market may develop for our common stock even if we are listed on the OTC Bulletin Board. Furthermore, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our authorization of blank check preferred stock could be used to discourage a take-over transaction involving an actual or potential change in control of us or our management.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of blank check preferred stock with designations, rights and preferences determined from time to time by our Board of Directors(consisting solely of Mr. Scheer at the present). Accordingly, our Board of Director(s) is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Due to the control by beneficial shareholders holding 100% of the majority of issued and outstanding common stock, our minority shareholder(s) will have no power to choose management or impact operations.Furthermore,In the event of any third party offer to puchase our securities, the Company and Control Shareholders retain the right but not the obligation to repurchase any or all shares of common stock issued to our minority shareholder,LMIC,Inc. at par value pursuant to founders common stock agreement attached hereto as Exhibit 10.

Management,(consisting solely of Mr. Scot Scheer at the present) currently controls and votes 45% of our issued and outstanding common stock. Scot's sister-in-law, Lisa DeNunzio controls and owns 45% of our issued and outstanding common stock.In addition,Mr. Scheer and Ms. DeNunzio are deemed indirect beneficial owners of the ten thousand,(10,000) shares of common stock issued by the Company to LMIC, Inc. Consequently, management and Ms. DeNunzio are control shareholders and have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

  A) Election of the Board of Directors;

  B) Removal of directors;

  C) Amendment to the our certificate of incorporation or bylaws;
       and

  D) Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management(consisting solely of Mr. Scheer at the present), as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

ITEM 3. DESCRIPTION OF PROPERTY.

We neither rent nor own any properties. We utilize the office space and equipment of our management(consisting solely of Mr. Scheer at the present) at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

a. Security ownership of certain beneficial owners.

The following table sets forth, as of August 17, 2010, the number of shares of common stock owned of record and beneficially by our sole executive officer and director,Mr. Scheer and persons or entities who beneficially own more than 5% of the outstanding shares of our common stock.

                              Amount and Nature of   Percentage
Name and Address              Beneficial Ownership    Of Class
--------------------------    --------------------   ----------

Scot A. Scheer (1)               50,000(2)              50%
780 Reservoir Avenue,#123
Cranston, RI 02910

Lisa DeNunzio                    50,000(3)              50%
780 Reservoir Avenue #123
Cranston,RI 02910

LMIC, Inc.      (4)              10,000(5)              10%
780 Reservoir Avenue,#123
Cranston,RI 02910

    (1) Scot Scheer serves as President, Secretary and sole Director of the Company.

    (2) Represents 5000 shares of common stock owned by LMIC,Inc.
        Mr. Scheer is deemed the indirect beneficial owner of these shares of common stock since he has voting and investment control over the shares. LMIC is the means by which he owns 5% of the Company's common stock.

    (3) Represents 5000 shares of common stock owned by LMIC,Inc.
        Ms. DeNunzio is deemed the indirect beneficial owner of these shares of common stock since she has voting and investment control over the shares. LMIC is the means by which she owns 5% of the Company's common stock.

    (4) LMIC Inc., a Delaware corporation that is currently owned and controled by Moorpark Limited,LLC, a Rhode Island limited liability company that is currently owned equitably by Scot Scheer, (our sole officer and director) and Lisa DeNunzio who serve as its Managing Members.

    (5) Represents shares of common stock owned by LMIC,Inc. Mr. Scheer and Ms. DeNunzio are deemed the indirect beneficial owners of these shares of common stock since they have voting and investment control over the shares. LMIC is the means by which they own 10% of the Company's common stock.


ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

A. Identification of Directors and Executive Officers.
   Our officer and director and additional information concerning him are as follows:

Name                   Age                  Position
 -----------------------------------------------------------------------
Scot Scheer            52               President and Director


Scot A. Scheer, President,Secretary and Director,

From 2008 to present,Scot Scheer has been the manager and founder of Assisted Recovery,LLC, a private Rhode Island Corporation that provides outpatient opiate, drug and alcohol detoxification for patients in Rhode Island. He supervises the Medical staff which includes four psychiatrists and an internal medicine doctor.His responsibilities include marketing and business development.Mr. Scheer has been instrumental in growing the business into one of the largest and most comprehensive psychiatric clinics in the new england area.

From 2000 to 2007,Mr. Scheer was President and founder of Magic Mortgage Inc., a private Rhode Island Corporation engaged in mortgage brokerage.
Mr. Scheer was responsible for business development. As President of Magic Mortgage Inc.,Mr. Scheer was instrumental in the acquisition of Island Creek Mortgage, Inc., a Massachusetts corporation.

From 1995 through 2005 he was co-founder of Abstract Services, LLC a private California medical documentation company. Mr. Scheer contracted with individual physicians and various hospitals for the dictation of required doctors patient Discharge Summary reports.

In addition, Mr. Scheer is the sole Director of LMIC, Inc., a public, non-reporting blank check company trading on the Over the Counter Bulletin Board. Scot Scheer was appointed President and Director of LMIC, Inc. on June 9, 2009. Scot has successfully procured the restoration, renewal and revival of LMIC Inc.'s Delaware corporate charter.

The company believes that Mr. Scheer has the leadership,entreprenurial, human and business development skills to achieve our goal of a business combination.

B. Significant Employees. None.

C. Family Relationships. Scot Scheer is the brother-in-law of Lisa DeNunzio.

D.Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Company during the past five years.

E. The Board of Directors(consisting solely of Mr. Scheer at the present) acts as the Audit Committee, and the Board has no separate committees.

The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

CURRENT BLANK CHECK COMPANY EXPERIENCE

     As indicated below,our management(consisting solely of Mr. Scheer at the present) also serves as officer and director of:

               Filing Date                                 Pending
               Registration     Operating      SEC File    Business
Name           Statement         Status         Number     Combinations   Additional Information
-------------  ------------   --------------   ---------   ------------  -----------------------------

LMIC, Inc.    Deregistered       None          000-26186     None         Scot Scheer has
              Dec.23, 2009                                                been the sole officer
                                                                          and director since June 9, 2009.

ITEM 6. EXECUTIVE COMPENSATION.

The Company's sole officer and director Mr. Scheer has not received any cash remuneration since inception. However, on August 17, 2010, we issued 45,000 shares of resticted common stock at .0001 par value to Scot Scheer,(our sole officer and director) for $4.50 in exchange for founder services that include Mr. Scheer's paid-in-capital in the approximate amount of $1449 that the Company utlized to pay towards audited financials in the amount of $3000, incorporation fees of $98.00, and annual resident agent fees in the State of Delaware in the amount of $50.00 and developing the Company's business concept. Mr. scheer may receive further remuneration in the form of restricted stock if he decides to voluntarily continue to fund our expenses out of his own pocket.
No other remuneration of any nature has been paid for on account of services rendered by a director in such capacity.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management(consisting solely of Mr. Scheer at the present) for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to our management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.


ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
INDEPENDENCE.

We utilize the office space and equipment of our management at no cost. There have been no transactions since our formation, or any currently proposed transaction, in which we are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

Our sole officer and director is Scot Scheer. Our three founding shareholders are Scot Scheer, Lisa DeNunzio, and LMIC, Inc. Lisa DeNunzio is the sister-in-law of Scot Scheer.

LMIC Inc. is a Delaware corporation that is currently owned and controled by Moorpark Limited,LLC, a Rhode Island limited liability company that is currently owned by Scot Scheer,(our sole officer and director) and Lisa DeNunzio who serve as its Managing Members. Scot Scheer and Lisa DeNunzio are deemed the indirect beneficial owners of LMIC,Inc. LMIC is the means by which they own 10% of the Company's common stock.

On August 17, 2010, we issued 45,000 shares of common stock at .0001 par value to Scot Scheer,(our sole officer and director) for $4.50 in exchange for founder services that include Mr. Scheer's paid-in-capital in the approximate amount of $1449 that the Company utlized to pay towards audited financials in the amount of $3000,incorporation fees of $98.00, and annual resident agent fees in the State of Delaware in the amount of $50.00 and developing the Company's business concept.

We issued 45,000 shares of common stock at .0001 par value to Lisa DeNunzio for $4.50 in exchange for founder services that include Ms. DeNunzio's paid-in-captital in the approximate amount of $1449 that the Company utlized to pay towards audited financials in the amount of $3000,incorporation fees of $98.00, and annual resident agent fees in the State of Delaware in the amount of $50.00.

We issued 10,000 shares of common stock at .0001 par value to LMIC, Inc.
for $1.00 in exchange for founder services that include LMIC's paid-in-capital in the amount of $200 that the Company utlized to pay towards the cost of audited financials in the amount of $3000,incorporation fees of $98.00, and annual resident agent fees in the State of Delaware in the amount of $50.00.

Except as otherwise indicated herein,there have been no related party transactions,or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

We have not:

Established our own definition for determining whether our director and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current sole director Mr. Scheer would not be deemed to be "independent" under any applicable definition given that he is an officer of the Company; nor,

Established any committees of the Board of Directors.

Given the nature of our company, its limited shareholder base and the current composition of management(consisting solely of Mr. Scheer at the present),our Board of Director(s)consisting soley of Mr. Scheer does not believe that we require any corporate governance committees at this time. The Board of Director(s) takes the position that management of a target business will establish:

Its own Board of Directors,

Establish its own definition of "independent" as related to directors and nominees for directors,

Establish committees that will be suitable for its operations after the Company consummates a business combination.


 ITEM 8. DESCRIPTION OF SECURITIES.

a.Common and Preferred Stock.

We are authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.0001 per share (the "Common Stock") and 10,000,000 are shares of blank check preferred stock, par value $0.0001 per share (the "Preferred Stock"). As of August 17 , 2010, 100,000 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors(consisting solely of Mr. Scheer at the present) out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of blank check Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors(consisting solely of Mr. Scheer at the present) is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

b.Debt Securities.
    None.

c.Other Securities To Be Registered.
    None.



PART II

ITEM 1. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a.	Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

b.	Holders.

As of August 17 , 2010, there are three record holders of an aggregate of 100,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

 The Company has not paid any cash dividends to date and does not anticipate but may contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

ITEM 2. LEGAL PROCEEDINGS.

Presently, there are not any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

On August 17, 2010, we issued 45,000 shares of common stock at .0001 par value to Scot Scheer(our sole officer and director) for $4.50 in exchange for founder services that include Mr. Scheer's paid-in-capital in the approximate amount of $1449 that the Company utlized to pay towards audited financials in the amount of $3000,incorporation fees of $98.00, and annual resident agent fees in the State of Delaware in the amount of $50.00 and developing the Company's business concept.

We issued 45,000 shares of common stock at .0001 par value to Lisa DeNunzio for $4.50 in exchange for founder services that include Ms. DeNunzio's paid-in-captital in the approximate amount of $1449 that the Company utlized to pay towards audited financials in the amount of $3000,incorporation fees of $98.00, and annual resident agent fees in the State of Delaware in the amount of $50.00.

We issued 10,000 shares of common stock at .0001 par value to LMIC, Inc.
for $1.00 in exchange for founder services that include LMIC's paid-in-capital in the approximate amount of $200 that the Company utlized to pay towards the cost of audited financials in the amount of $3000,incorporation fees of $98.00, and annual resident agent fees in the State of Delaware in the amount of $50.00. Such shares were issued pursuant to an exemption from registration at
Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our sole director and officer Mr. Scheer is indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify our director and certain officer(s) against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director(s), officer(s) and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our director(s), officer(s), (consisting solely of Mr. Scheer at the present)or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

The Company's Certificate of Incorporation provides that, to the fullest extent permitted by applicable law,none of our directors(consisting solely of Mr. Scheer at the present) will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation,right or protection of a director of our company existing at the time of such repeal or modification.





ITEM 6.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.



Statement

Report of Independent Registered Public Accounting Firm                         F-1

Balance Sheet as of August 31, 2010                                             F-2

Statements of Operations for the Period from August 17, 2010
(Date of Inception) to August 31, 2010                                          F-3

Statement of Changes in Stockholders' Equity (Deficit) for the Period from
August 17, 2010 (Date of Inception) to August 31, 2010                          F-4

Statements of Cash Flows for the Period from August 17, 2010
(Date of Inception) to August 31, 2010                                          F-5

Notes to Financial Statements                                                   F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Big Time Acquistion, Inc.
(A Development Stage Company)
780 Reservoir Avenue, #123
Cranston, RI 02910

We have audited the accompanying balance sheet of Big Time Acquisition Inc. (the "Company") as of August 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the period from August 17, 2010 (inception) to August 31, 2010. The management of Big Time Acquisition, Inc.is responsible for these financial statements. Our responsibility is to expressan opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big Time Acquisition, Inc. as of August 31, 2010, and the results of its operations and its cash flows for the period from August 17, 2010 (inception) to August 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PS Stephenson & Co., P.C.
-----------------------------------
PS Stephenson & Co., P.C.

September 27, 2010
Wharton, TX

                        Big Time Acquisition, Inc.
                        (A Development Stage Company)
                               Balance Sheet

                                                                 As of
                                                               August 31,
                                                                  2010
                                                              ------------
                                   ASSETS

    Current Assets

          Cash                                                $         --
                                                              ------------

    Total Current Assets                                                --
                                                              ------------

          TOTAL ASSETS                                        $         --
                                                              ============


                 LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

    Current Liabilities                                       $         --
                                                              ------------

    Total Current Liabilities                                           --
                                                              ------------

          TOTAL LIABILITIES                                             --


    Stockholders' Equity (Deficit)

         Preferred stock, ($.0001 par value, 10,000,000
          shares authorized; none issued and outstanding.)              --

         Common stock ($.0001 par value, 100,000,000
          shares authorized; 100,000 shares issued and
          outstanding as of August 31, 2010)                           10

         Additional paid-in capital                                 3,098
                                                              ------------
         Retained Earnings during development stage                (3,108)
                                                              ------------
    Total Stockholders' Equity (Deficit)                                --

           TOTAL LIABILITIES &
                      STOCKHOLDERS' EQUITY (DEFICIT)
                                                              ------------
                                                              $         --
                                                              ============


                       See Notes to Financial Statements

                         Big Time Acquisition, Inc.
                        (A Development Stage Company)
                           Statement of Operations


                                                            August 17, 2010      Cumulative
                                                              (Inception)      Since Inception
                                                                Through              at
                                                            August 31, 2010    August 31, 2010
                                                            ---------------    ---------------
    Revenues

        Revenues                                            $            --    $            --
                                                            ---------------    ---------------

    Total Revenues                                                       --                 --


    Operating and administrative expenses                             3,108              3,108
                                                            ---------------    ---------------

    Total Operating & Administrative Expenses                         3,108              3,108
                                                            ---------------    ---------------

    Income (loss) from operations                                    (3,108)            (3,108)
                                                            ---------------    ---------------
    Net Loss                                                $        (3,108)   $        (3,108)
                                                            ===============    ===============


    Basic and diluted earnings per share                    $      (0.03)
                                                            ===============

    Weighted average number of
      common shares outstanding                                100,000
                                                            ===============



                       See Notes to Financial Statements

                                                   Big Time Acquisition, Inc.
                                                  (A Development Stage Company)
                                      Statement of Changes in Stockholders' Equity (Deficit)
                                     From August 17, 2010 (inception) through August 31, 2010


                                                                                                  Deficit
                                                                                                Accumulated
                                          Common           Common           Additional            During
                                           Stock            Stock             Paid-in           Development
                                          Shares           Amount            Capital              Stage            Total
                                         ----------      ----------         ----------          -----------     ----------

Balance, August 17, 2010                   --                  --                --                   --            --
(Inception)


Shares issued for services at $.0001
per share                                  100,000             10             3,098                   --         3,108


Net income (loss) August 31, 2010          --                  --             (3,108)              (3,108)      (3,108)

------------------------------------     ----------      ----------         ----------          -----------     ----------

Balance, August 31, 2010                  100,000         $    10       $     (3,098)           $   (3,108)
                                         ==========      ==========         =========           ===========     ==========



                       See Notes to Financial Statements

                                     Big Time Acquisition, Inc.
                                   (A Development Stage Company)
                                     Statement of Cash flows

                                                                           August 17, 2010
                                                                             (Inception)        Cumulative
                                                                               through        Since Inception
                                                                              August 31,       at August 31,
                                                                                2010               2010
                                                                           ---------------    ---------------
    CASH FLOWS FROM OPERATING ACTIVITIES

        Net income (loss)                                                  $        (3,108)      $    (3,108)

        Adjustments to reconcile net income to net                                      --                 --
        cash provided (used) by operating activities:

          Common stock issued to founder(s) for services rendered                   (3,108)           (3,108)
                                                                           ---------------    ---------------
         Net cash provided by (used in) operating activities                            --                 --


    CASH FLOWS PROVIDED FROM INVESTING ACTIVITIES

         Net cash provided by (used in) investing activities                            --                 --
                                                                           ---------------    ---------------

    CASH FLOWS USED BY FINANCING ACTIVITIES

       Proceeds from shareholder loans                                                  --                 --

       Common stock issued for cash                                                     --                 --
                                                                           ---------------    ---------------
           Net cash provided by financing activities                                    --                 --

       Net increase (decrease) in cash and cash equivalents                             --                 --

       Cash and cash equivalents, inception                                             --                 --
                                                                           ---------------    -----------------

       Cash and cash equivalents, end of year                              $            --    $            --
                                                                           ===============    ===============


    NONCASH INVESTING AND FINANCING ACTIVITIES:

    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Interest paid                                                          $            --    $            --
                                                                           ===============    ===============

    Income taxes paid                                                      $            --    $            --
                                                                           ===============    ===============




                                 See Notes to Financial Statements

Big Time Acquisition, Inc.
(A DEVELOPMENT STAGE COMPANY)
August 31, 2010

NOTES TO THE FINANCIAL STATEMENTS


Note 1 - Nature of Operations

Big Time Acquisition Inc. (a development stage company) ("Big Time" or the
 "Company") was incorporated in Delaware on August 17, 2010, with an objective to acquire, or merge with, an operating business. As of August 31,
 2010, the Company had not yet commenced any operations.

The Company, based on proposed business activities, is a "blank check" company. The Securities and Exchange Commission ("SEC") defines such a company as "a development stage company" that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issued 'penny stock,' as defined in Rule 3a51-1 unde the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent that desires to employ the Company's funds in its business. The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business ("Business Combination") rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of our sole officer and director Mr. Scheer.

Note 2 - Significant Accounting Policies

Basis of presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Development stage company

The Company is a development stage company as defined by section
 810-10-20 of the FASB Accounting Standards Codification. The
Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.
All losses accumulated since inception have been considered as part of the Company's exploration stage activities.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end

The Company elected August 31 as its fiscal year ending date.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting
Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.
The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1
Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2
Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3
Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company's financial assets and liabilities, such as accrued expenses approximate its fair values because of the short maturity of this instrument.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at August 31, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from August 17, 2010 (inception) through August 31, 2010.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting
Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.


The Company adopted section 740-10-25 of the FASB Accounting
Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of August 31, 2010.

Recently issued accounting standards

In June 2003, the SEC adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"), as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with the Company's Annual Report for the fiscal year ended August 31, 2011, the Company is required to include a report of management on the Company's internal control over financial reporting. The internal control report must include a statement of management's responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management's assessment of the effectiveness of the Company's internal control over financial reporting as of year end;
of the framework used by management to evaluate the effectiveness of the Company's internal control over financial reporting; and that the Company's independent accounting firm has issued an attestation report on management's assessment of the Company's internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In June 2009, the FASB approved the "FASB Accounting Standards Codification" (the "Codification") as the single source of authoritative nongovernmental
 U.S. GAAP which was launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 "Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99" which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 "Fair Value Measurement and Disclosures Topic 820 - Measuring Liabilities at Fair Value", which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures - Overall, for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques:

1. A valuation technique that uses:
 a. The quoted price of the identical liability when traded as an asset, and b. Quoted prices for similar liabilities or similar liabilities when traded as assets.

 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability.

The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards
Update No. 2009-08 "Earnings Per Share - Amendments to Section 260-10-S99",which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 "Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees". This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting
Standards Update No. 2009-12 "Fair Value Measurements and
Disclosures Topic 820 - Investment in Certain Entities That
Calculate Net Assets Value Per Share (or Its Equivalent)", which provides amendments to Subtopic 820-10, Fair Value
Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity's measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor's ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards
Update No. 2010-01 "Equity Topic 505 - Accounting for Distributions to Shareholders with Components of Stock and Cash", which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share ("EPS")).

Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification. The amendments in this Update also provide a technical correction to the Accounting Standards Codification. The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary. That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders. It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 "Consolidation Topic 810 - Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification", which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1. A subsidiary or group of assets that is a business or nonprofit activity.

2. A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture.

3. An exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity
(including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1. Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2. Conveyances of oil and gas mineral rights. Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of non-monetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.
As reflected in the accompanying financial statements, the Company had cash and cash equivalents of zero dollars and a net loss from operations of $3,108 for the period ended
August 31, 2010.

While the Company is attempting to commence operations and generate revenues, the Company's cash position may not be sufficient enough to support the Company's daily operations without the financial support of our shareholders. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 - Stockholder' Equity (Deficit)

The Company was incorporated on August 17, 2010 at which time 100,000 shares of common stock were issued to the Company's founders at $0.0001 per share or $10.00 and for paid-in-capital in the amount of $3098 and for services performed.

Note 5 - Income Taxes

At August 31, 2010, the Company had net operating loss
("NOL") carry-forwards for Federal income tax purposes of $3,108 that may be offset against future taxable income through 2030. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company's net deferred tax assets of approximately $1,057, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $1,057.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. The valuation allowance increased approximately $1,057 for the period ended August 31, 2010.

Note 6 - Related Party Transaction

The Company has been provided office space by its Chief
Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Note 7 - Subsequent Events

The Company has evaluated all events that occur after the balance sheet date of August 31, 2010 through September 27, 2010, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there are no reportable subsequent events to be disclosed.

ITEM 7.   CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

     There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.


ITEM 8.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 6.


(b) Exhibits.


PART III

ITEM 1. INDEX TO EXHIBITS.


  EXHIBIT     DESCRIPTION
NUMBER
-------     --------------------------------------------------------

  3.1       Certificate of Incorporation*

  3.2       By-Laws*

  10       Common Stock Agreement*

  23       Consent of Independent Registered Public Accounting Firm*

  * filed as an exhibit to the Form 10 filed with the SEC on October
  15, 2010.





     SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: November 22, 2010                    Big Time Acquisition, Inc.



                                           By: /s/ Scot Scheer
                                           -----------------------------------
                                           Name: Scot Scheer
                                           Title: President and Director